EXHIBIT 10.64

                                 3 AUGUST 1998




                          TRITON ASIA HOLDINGS, INC.

                               ARCO JDA LIMITED

                             TRITON ENERGY LIMITED

                          ATLANTIC RICHFIELD COMPANY



                          ==========================

                            SHAREHOLDERS AGREEMENT

                         ==========================

                                   CONTENTS
CLAUSE          PAGE


1.   Interpretation                                     5
2.   Business  of  the  Company                         5
3.   Board  of  Directors                               5
4.   Proceedings  of  Board  of  Directors              6
5.   Shareholders  Meetings                             6
6.   Representation  in  Relevant  Forum                7
7.    management  positions                             8
8.   Funding  and  Issue  of  Preferred  Stock         10
9.   Costs  Recovery                                   14
10.  Distribution  Policy                              15
11.  Taxation                                          15
12.  Transfers  of  Shares                             16
13.  Duration  and  Termination                        19
14.  Restructuring                                     20
15.  Confidential  information                         20
16.  Rights  to  Information                           22
17.  Notices                                           23
18.  Triton  Guarantor                                 23
19.  ARCO  Guarantor                                   24
20.  General                                           24
21.  Governing  Law  and  Applicable  Laws             26
22.  Decision  Deadlock  and  Dispute  resolution      26
23.  Arbitration                                       27

SCHEDULE  1                                            28

     Definitions                                       28

SCHEDULE  2                                            32

     Representation  in  Relevant  Forum               32

THIS  AGREEMENT  is  made  on  3  August  1998

BETWEEN

TRITON ASIA HOLDINGS, INC., a company incorporated under the laws of the Cayman Islands, whose principal place of business is at Caledonian House, Mary Street, P.O. Box 1044, George Town, Grand Cayman, the Cayman Islands (TRITON);

ARCO JDA LIMITED, a company incorporated under the laws of the Commonwealth of the Bahamas whose registered office is at #3 Magna Carta Court, P.O. Box, N-4805, Shirley Street, Nassau, Bahamas (ARCO);

TRITON ENERGY LIMITED, a company incorporated under the laws of the Cayman Islands, whose principal place of business is Caledonian House, Mary Street, P.O. Box 1043, George Town, Grand Cayman, Cayman Islands (the TRITON GUARANTOR); and

ATLANTIC RICHFIELD COMPANY, a company incorporated under the laws of the State of Delaware, U.S.A., whose principal place of business is located at 515 S. Flower Street, Los Angeles, California, 90071 (the ARCO GUARANTOR).

WHEREAS

(A) Triton International Oil Corporation (the COMPANY) is a company organised and existing under the laws of the Cayman Islands with an authorised capital of:

(1) US$50,000. divided into 50,000 Ordinary Shares of a nominal or par value of US$1.00 each (of which 1,000 are issued and outstanding); and

(2) U.S.$487,000,000. divided into 110,000,000 shares of a nominal or par value of US$1.00 each of Class A Preference Shares and 377,000,000 shares of nominal or par value of US$1.00 each of Class B Preference Shares.

(B) Triton Oil Company of Thailand (JDA) Limited (TOCTJDA) and Triton Oil Company of Thailand Ltd. Co. (TOCT (TEXAS)) (together the SUBSIDIARIES) are wholly owned subsidiaries of the Company.

(C) Pursuant to an agreement dated July 17, 1998 (the SHARE PURCHASE AGREEMENT) ARCO has acquired from Triton 50% of the issued and outstanding Ordinary Shares of the Company.

(D) ARCO and Triton have agreed that their respective rights as shareholders in the Company shall be regulated by the provisions of this Agreement.

(E) The Triton Guarantor and the ARCO Guarantor wish to guarantee the obligations of their respective subsidiaries.

INTERPRETATION

1. In this Agreement, expressions defined in Schedule 1 shall have the meaning therein provided.

BUSINESS  OF  THE  COMPANY

2.1 The business of the Company is participation in the exploration and development of Block A-18 through a holding of the entire issued share capital or membership interests, as the case may be, in the Subsidiaries.

2.2 The Parties agree that, except by agreement of the Parties, the business of the Company shall consist exclusively of the Business.

2.3 The Parties shall consider, when reasonably practicable, changing the names of the Subsidiaries.

BOARD  OF  DIRECTORS

3.1 The Company shall be managed by the Board of Directors. The Board of Directors shall consist of four (4) Directors. Each of the Parties shall be entitled to nominate two (2) Directors.

3.2 A member of the Board of Directors may only be removed from office by the Party who nominated such member. Such Party shall be entitled to nominate a replacement for any member so removed or for any member appointed by it who is disqualified, dies or resigns from office or whose term of office expires in accordance with the Articles. The Parties will use their votes as shareholders as necessary in order to achieve such results.

3.3 Each Party will cast its votes as shareholder in conformity with the provisions of this Agreement and in such a manner as to result in the appointment of its own nominees and the other Party's nominees in accordance with Clauses 3.1 and 3.2.

3.4 The Board of Directors may from time to time establish such other standing and ad hoc committees as may be required, whose membership (including the attendance of Board members), responsibilities, duties and procedures in each case, shall be specified by the Board of Directors resolution pursuant to which they are established.

PROCEEDINGS  OF  BOARD  OF  DIRECTORS

4.1 The Board of Directors shall meet periodically as required to conduct the Business of the Company. Meetings may take place in such location and in person or by telephone, as agreed between the Parties. The quorum for the transaction or business at any meeting of the Board of Directors shall be at least one nominee of Triton and one nominee of ARCO present at the time when the relevant business is transacted.

4.2 No resolution of the Board of Directors or any committee of the Board of Directors to which powers are delegated shall be passed except by unanimous vote.

4.3 The right to appoint the Chairman of the Board of Directors shall rotate between the Parties on an annual basis in respect of each calendar year. The Chairman of the Board of Directors for the remainder of 1998 will be a nominee of Triton. The Chairman shall not have a second, deciding or casting vote on any matter presented for decision to the Board of Directors or a meeting of shareholders of the Company.

4.4 The Directors of the Company shall also be appointed as the Directors of each of the Subsidiaries, unless otherwise agreed by the Parties.

4.5 If a deadlock arises by reason of a failure by the Directors to reach agreement on any matter put before a meeting of the Board of Directors or any committee thereof, the provisions of Clause 22 will apply.


SHAREHOLDERS  MEETINGS

5.1 Meetings of shareholders of the Company shall be held annually as soon as possible, but no later than six months, after the year end and at such other times as are necessary to transact any business which requires shareholder approval pursuant to this Agreement or the Articles. Meetings of shareholders may also be convened as provided in Article 38 of the Articles.

5.2 A resolution of the shareholders of the Company shall be passed by a simple majority in number, or, where the same is provided for in accordance with Cayman Islands law or the Articles, a higher majority, of the votes of those Shares which are represented at a meeting of shareholders.

5.3 The Parties agree and undertake not to propose and in any event to oppose any resolution put to the shareholders of the Company in general meeting which is, or the giving of effect to which would be, inconsistent with the provisions of this Agreement or the exercise of the rights or performance of the obligations by the Parties hereunder.

5.4 If a deadlock arises by reason of a failure by the Shareholders to reach agreement on any matter put before the meeting of shareholders of the Company the provisions of Clause 22 will apply.

REPRESENTATION  IN  RELEVANT  FORUM

6.1 The Parties will use all rights available to them and vote their shares of the Company, and cause each Relevant Company to exercise any votes that any of them have under the Block A-18 Agreements, to ensure that the Parties have equal representation in each Relevant Forum. In particular, as soon as practicable after the execution of this Agreement, the Parties shall ensure that each Shareholder Group is represented on each Relevant Forum as set out in Schedule 2. To the extent that a Relevant Forum is not set out in
Schedule 2, the Parties shall act to ensure that the Parties have equal representation on such Relevant Forum.

6.2 Where any proposal is made requiring any decision to be taken by a Relevant Forum, the representatives of the Parties on the Board of Directors will meet to discuss the proposal and attempt to agree upon a joint decision. Where such a joint decision is reached, the representative(s) of the Parties on the Relevant Forum will vote in accordance with such joint decision.

6.3          Where  no  such  joint  decision  is  reached:

(a)          the  provisions  of  Clause  22  will  apply;

(b) if the deadlock is not resolved and a joint decision is not reached pursuant to Clause 22 by the time that such joint decision on the proposal is required in the Relevant Forum, the representative(s) of the Parties on the Relevant Forum will vote against the proposal unless such vote would result in a reduction or loss of the Relevant Company's interest in the PSC or JOA in which event the representative(s) of the Parties shall vote in favour of the proposal.

6.4 The Parties will ensure that no Relevant Company exercises any right or gives any consent under any Block A-18 Agreement without the consent of both Parties.

MANAGEMENT  POSITIONS

7.1 ARCO shall be entitled to second employees to Senior Management Positions as contemplated under Section II clause 4 of the JOCA, in accordance with this Clause 7.

7.2 The Parties acknowledge that under the terms of the JOCA there will be rotation in the right to second employees in April 1999. No change in secondment is anticipated before that date. As of April 1999, the following provisions of this Clause 7 will apply.

7.3 Where for the purposes of the JOCA Triton has a right to second an employee to the position of General Manager, then (as between the Parties):

(a)          for 1999, ARCO shall have the right to make such nomination; and

(b) for 2009 and subsequent periods, the Parties shall ensure that the right to nominate the General Manager and other Senior Management Positions is allocated on an equal basis as between themselves.

7.4 Where for the purposes of the JOCA Triton has the right to appoint the Exploration Manager, then (as between the Parties);

(a) for 1999 and 2004, Triton shall have the right to make such nomination;

(b) for 2009 and subsequent periods, the Parties shall ensure that the right to nominate the Exploration Manager and other Senior Management
Positions  is  allocated  on  an  equal  basis  as  between  themselves.

7.5 Where for the purposes of the JOCA Triton has the right to appoint the Finance & Administration Manager, then (as between the Parties);

(a)          for  2004,  ARCO  shall  have the right to make such nomination;

(b) for 2014 and subsequent periods, the Parties shall ensure that the right to nominate the Finance & Administration Manager and other Senior Management Positions is allocated on an equal basis as between themselves.

7.6 In respect of all other Senior Management Positions and any other posts subordinate to these, the Parties shall ensure that the right to nominate is allocated on an equal basis as between themselves.

7.7 The Parties will use all reasonable endeavours to give effect to the principle that both Parties should be treated equally by such representatives in respect of disclosure of information and consultations.

7.8 The Parties agree, and shall use all reasonable endeavours to procure, that:

(a) TOCTJDA maintains a branch office in Kuala Lumpur which shall manage the interests of the Subsidiaries in and relating to Block-A 18; and

(b) the Branch has a sufficient number of appropriately qualified personnel to perform such management function.

7.9 The Parties agree that they will have the right to nominate senior executives of TOCTJDA on the following basis:

(a) the General Manager of TOCTJDA will be nominated by Triton until April 1999 and thereafter;

     (i) by the Party which does not have the right to nominate the General Manager under the JOCA where one of the Parties has such a right; and

     (ii) by the Party which most recently had the right to nominate the General Manager under the JOCA where neither of the Parties has such right;

(b) for so long as a Party shall have the right to nominate the General Manager of TOCTJDA pursuant to this Agreement, the other Party shall have the right to nominate the Finance and Administration Manager of TOCTJDA who shall also serve in the capacity of Assistant General Manager and who shall be consulted on all significant and material matters and issues;

(c) ARCO shall at all times have the right to nominate the Technical Manager of TOCTJDA; and

(d) Triton shall at all times have the right to nominate the Commercial Manager of TOCTJDA.

7.10 The powers and authorities of the General Manager of TOCTJDA shall be established by the Board of Directors of TOCTJDA subject to such limitations as the Parties may from time to time agree. The General Manager of TOCTJDA shall, and the Party which has nominated such manager in accordance with this Clause 7 shall procure that the General Manager shall, so far as is practicable in the circumstances, report to the Board of Directors of the Company regarding the management of the Subsidiaries and the Subsidiaries' interests in and relating to Block A-18.

7.11 Each Party will consult with the other Party in respect of nominations to be made by it, and will do all it reasonably can to ensure that such nominations are acceptable to the other Party.

FUNDING  AND  ISSUE  OF  PREFERRED  STOCK

8.1 Triton and/or an Affiliated Company of Triton (as the case may be) has to date funded, by way of inter-company debt, the Petroleum Operations in an amount equal to approximately $100 million which will be determined, as between the parties, by the Completion Certificate as the historical unrecovered costs expended on behalf of the Subsidiaries on Petroleum Operations under the PSC up to the date of this Agreement (TRITON SUNK COSTS), and that such debt has been, or to the extent that it has not will be, repaid by the issue of Class A Preference Shares of the Company to Triton in such number and value as is equal to the Triton Sunk Costs (TRITON PREFERRED STOCK). The Company shall issue to Triton such amount of Triton Preferred Stock as is equal to the amount of the Triton Sunk Costs within ninety (90) days of the date of this Agreement.

8.2          The  Parties  further:

(a) acknowledge that Triton may be required to incur Additional Triton Sunk Costs; and

(b) agree that the Company shall issue to Triton (quarterly or at such other intervals as may be decided by the Board of Directors) such amount of Class A Preference Shares of the Company in such number and value as is equal to the amount of the Additional Triton Sunk Costs (the ADDITIONAL TRITON PREFERRED STOCK).

8.3 ARCO will bear and pay for 100% of the Company's and each Subsidiary's costs to conduct Petroleum Operations under the PSC from the date of this Agreement until First Commercial Production from a Gas Field in the Contract Area up to a maximum amount (in nominal dollars as spent) of the Limit Amount. In consideration of such payments, the Company shall issue to ARCO (quarterly or at such other intervals as may be decided by the Board of Directors) shares of Class B Preference Shares of the Company (the ARCO PREFERRED STOCK) in such number and value as is equal to the costs paid by ARCO pursuant to this Clause.

8.4 The Parties shall each bear and pay for 50% of the Company's and each Subsidiary's costs to conduct Petroleum Operations under the PSC from and after the earlier of:

(a)      First Commercial Production from a Gas Field in the Contract Area; or

(b)      payment  by  ARCO of costs pursuant to Clause 8.3 up to the Limit
Amount.

The Board of Directors shall adopt a cash call procedure which will ensure that the Company and each Subsidiary can timely meet funding obligations under the Block A-18 Agreements.

8.5 Each year the Board of Directors shall review and approve the Support Activities to be conducted by each Party during the upcoming year. Support Activities are intended to be allocated equally between the Parties and Support Costs are to be borne and paid by the Party incurring such Support Costs, unless such Support Costs are included in a Support Activities Budget approved by the Board of Directors. The Board of Directors are authorised to adopt an annual Support Activities Budget, which shall include those Support Costs which are to be jointly borne and paid by the Parties. A Party paying Support Costs which are included in a Support Activities Budget shall invoice the other Party for 50% of such Support Costs. Each invoice will contain sufficient supporting documentation to substantiate the amount of the Support Cost paid. A Party receiving such an invoice shall pay the amount of the invoice within 30 days following receipt. Each Party shall have the right to audit the books and records of the other Party in respect of Support Costs included in a Support Activities Budget. Notwithstanding the provisions of this Clause 8.5, the Parties may elect to contribute Support Costs which are included in a Support Activities Budget to the Company in which case the Company shall, upon such election, invoice the Parties for its relevant share of such Support Costs.

8.6 In the event either Party fails to timely advance its share of equity in accordance with the cash call procedure adopted by the Board of Directors (herein the DEFAULTING PARTY and such amount the SHORTFALL AMOUNT), then:

(a)          the  Company  shall  notify  both  Parties  of  such  default;

(b) the Shortfall Amount, as outstanding from time to time, shall bear interest from the date such payment was due to the Company until paid in full. Interest will be calculated on the unpaid portion of the Shortfall Amount on a daily compounded basis, at the rate quoted as LIBOR Rate under the JOA, plus five percent (5%), applicable on the date payment was due and thereafter on the first day of each succeeding seven (7) day term.

(c) the other Party (NON-DEFAULTING PARTY) may, but shall not be obligated to, advance to the Company all or a portion of the Shortfall Amount, and any such advances, plus interest thereon at the rate provided in Clause 8.6(b) shall become a debt owed by the Company to the Non-Defaulting Party (herein the OBLIGATIONS). The Company shall pay such Obligations out of all available cash flow and shall not make any payment in respect of any Shares or Preferred Stock until the Obligations shall be discharged in full;

 (d) to the extent that Obligations have been in existence and unpaid for thirty (30) consecutive calendar days and for as long thereafter as such debt remains, the Directors nominated by the Defaulting Party shall give (and be deemed to have given) their proxy to the Directors nominated by the Non-Defaulting Party to vote on any matter coming before the Board of Directors in respect of the management or operations of the Company, other than:

     (i) the sale, assignment or transfer of any interest in the Company or any assets of the Company; or

     (ii) any matter which might result in a delay in payments to be made under the Incentive Agreement; and

(e) if Obligations remain in existence for a consecutive period of more than ninety (90) days, the Non-Defaulting Party shall be entitled to purchase the Defaulting Party's Shares and Preferred Stock at a price payable in cash to the Defaulting Party equal to the Defaulting Party's proportionate share of the Appraised Market Value of such Shares and Preferred Stock, net of any amounts owed to the Non-Defaulting Party under this Clause. APPRAISED MARKET VALUE means the average of the value of the Defaulting Party's Shares and Preferred Stock determined by two international investment banking firms (the TWO BANKS), one to be appointed by each Party, provided such two values are within five percent (5%) of the mean of the two values. If the valuations are not within five percent (5%) of the mean of the two values, the Two Banks shall (and if the Two Banks cannot agree, the President of the International Chamber of Commerce shall) appoint a third international investment banking firm, who on the basis of presentations by the first two international investment banking firms shall determine which of the two values is closest to the fair market value, i.e., the value achievable if the Defaulting Party's Shares and Preferred Stock were sold by a willing seller to a willing buyer, neither being under compulsion to sell or to buy, and then the valuation closest to the fair market value as so determined shall be the Appraised Market Value.

8.7 A Shortfall Amount, plus interest thereon at the rate stated in Clause 8.6(b), shall constitute an equity deficiency on the part of the Defaulting Party owed to the Company (EQUITY DEFICIENCY). The amount of the Equity Deficiency shall be reduced to the extent that cash flow used by the Company to discharge the Obligations would have been payable as dividends or distributions to the Defaulting Party in respect of its Shares or Preferred Stock. The Defaulting Party shall have the right to cure an Equity Deficiency at any time prior to the time provided in Clause 8.6(e) by paying the full amount thereof to the Company. Any such amount paid by the Defaulting Party shall be applied by the Company to discharge any Obligations or Additional Obligations. If an Equity Deficiency has not been cured by the time that all Obligations are paid by the Company pursuant to Clause 8.6(c), then the Parties agree that in order to bring their respective capital accounts into balance the Company shall pay to the Non-Defaulting Party all payments in respect of any Shares or Preferred Stock which would have otherwise been paid to the Defaulting Party until the Equity Deficiency has been cured. Should the Company be restructured, liquidated or otherwise wound up before an Equity Deficiency is cured then an amount equal to the Equity Deficiency shall first be paid to the Non-Defaulting Party before any payments are made in respect of Shares or Preferred Stock to either Party.

8.8 For so long as any Obligations are outstanding, the Non-Defaulting Party shall have the right to advance funds to the Company for the discharge of any debts or obligations of the Company which the Non-Defaulting Party reasonably believes may give rise to the initiation of bankruptcy or other insolvency proceeding respecting the Company; alternatively, if the Company does not or cannot discharge any of its debts or obligations, the Non-Defaulting Party may directly pay and discharge such debts or obligations if a bankruptcy or insolvency proceeding shall have been filed or is threatened to be filed on an imminent basis against the Company. In either circumstance, the amounts so advanced or paid, plus interest thereon at the rate stated in Clause 8.6 (b), shall become an additional obligation of the Company to the Non-Defaulting Party (the ADDITIONAL OBLIGATIONS). The Company shall pay such Additional Obligations out of all available cash flow and shall not make any payment in respect of any Shares or Preferred Stock until the Additional Obligations shall be discharged in full. In the event that there are Obligations and Additional Obligations unpaid at the same time, the Company shall use all available cash flow to discharge the Additional Obligations first and then discharge the Obligations. The Company shall promptly give notice to the Non-Defaulting Party of any unpaid debts or other obligations which might reasonably give rise to the filing of a bankruptcy or other insolvency proceeding respecting the Company.

8.9 The Company and the Subsidiaries shall at all times maintain and keep accurate books and records in accordance with U.S. generally accepted accounting principles, applicable law and the PSC, including, without limitation, records, required to enable the Company, the Subsidiaries and their respective shareholders to comply with income tax laws, rules and regulations applicable to any of them.

COSTS  RECOVERY

9.1 Each Party shall be entitled to recover an amount equal to the allowable costs for Petroleum Operations under the terms of the PSC actually paid by such Party or its Affiliated Companies. Recovery of such costs shall be on a "first in, first out" basis as further provided in this Clause 9.

9.2 To the extent that a Relevant Company recovers allowable costs under Clause 5.1(b) or 8.5(b) of the PSC, the Parties will procure that:

(a) an amount equal to such costs will be paid by the Relevant Company to the Company, and

(b) the Company will apply the portion of such payment attributable to operating costs to the Shares; and

(c) the Company will apply the balance of the payment so received in redemption of the Preferred Stock in accordance with Clause 9.3.

9.3          The  Preferred  Stock  will  be  redeemed  as  follows:

(a) first, in repayment of the Triton Preferred Stock and the Additional Triton Preferred Stock up to the aggregate of the Triton Allowable Amount and the Additional Triton Allowable Amount;

(b) next, in repayment of the ARCO Preferred Stock up to the ARCO Allowable Amount.

9.4 Any Preferred Stock which remains after the application of Clause 9.3 will remain outstanding, will have no further claim on the assets of the Company and will be cancelled on a liquidation of the Company.

DISTRIBUTION  POLICY

10.1 Unless otherwise agreed between the Parties, the Parties shall take such action as may be necessary to procure:

(a) the distribution by the Relevant Company of 100% of its accumulated profits lawfully available for distribution to the Company; and

(b) the distribution by the Company to the Parties of 100% of its accumulated profits (net of tax and extraordinary items) lawfully available for distribution.

10.2 The Parties agree and shall, so far as is possible procure, that distributions to be made pursuant to Clauses 9 and 10 shall be made as soon as reasonably practicable upon the required funds becoming available.

TAXATION

11.1 The Parties acknowledge and agree that they will take all necessary actions and make all necessary elections to cause the Company and the Subsidiaries, together, to be treated as a single partnership for U.S. tax purposes, and the Parties agree that they will enter into a U.S. tax partnership agreement providing for special allocations under Section 704 of the Internal Revenue Code of 1986, as amended, of items of income, gain, expense, loss, deduction or credit to reflect (i) the actual payment by a Party of items of expense, loss or deduction and (ii) each Party's respective share of income or gain with corresponding credit. ARCO shall be designated the tax matters partner in the U.S. tax partnership agreement.

11.2          The  Parties  shall  each:

(a) as to the Company and the Subsidiaries provide such assistance as may reasonably be required in connection with the preparation of any Tax return, audit or other examination by any Taxation authority or judicial or administrative proceedings relating to liability for Taxes; and

(b)          cause  the  Company  and  the  Subsidiaries  to

     (i) retain and provide to the Parties any records or other information that may be relevant to any Tax return, audit or examination, proceeding or determination of the Company, the Subsidiaries or the Parties;

     (ii) provide the Parties with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax return of the other for any period;

     (iii) provide the Parties with a copy of all income tax returns and receipts for all income taxes paid; and

     (iv) retain, until any applicable statutes of limitations (including any extensions) have expired, copies of all Tax returns, supporting work schedules, and other records or information that may be relevant to such Tax returns for all tax periods or portions thereof ending before or including the date of this Agreement and shall not destroy or otherwise dispose of any such records without first providing the other Party with a reasonable opportunity to review and copy the same.

TRANSFERS  OF  SHARES

12.1 No Party may, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of (TRANSFER) all or part of its holding of Shares save as in accordance with this Clause 12. Provided that in no event shall this Clause 12 apply to, or transfer be deemed to include, a merger, amalgamation, consolidation or exchange of shares in the capital of the ultimate parent company of a Party or to a transaction or series of related transactions in connection with the sale of all or substantially all of the assets of the ultimate parent company of a Party to a single Purchaser.

12.2 A Party may transfer all or part of its holding of Shares to an Affiliated Company of the Triton Guarantor or the ARCO Guarantor, as the case may be, on terms that if any such company ceases at any time to be an Affiliated Company of the Triton Guarantor or the ARCO Guarantor, such transferee prior to so ceasing shall transfer all of the Shares held by it at the time in question to an Affiliated Company of the Triton Guarantor or the ARCO Guarantor, as the case may be.

12.3 Subject to Clause 12.6, a Party may at any time transfer all or part of its holding of Shares (or any interest in Shares) to any person in accordance  with  the  procedures  set  out  in  Clauses  12.4  and  12.5

12.4.1 A Party may transfer all or any part of its holding of Shares, (the TRANSFEROR PARTY) provided such Transferor Party shall first give to the other party (the CONTINUING PARTY) notice in writing (a TRANSFER NOTICE) of any proposed transfer together with details of any proposed third party purchaser thereof (the THIRD PARTY PURCHASER), the purchase price, the number of Shares to be transferred (the TRANSFER SHARES) and any other material terms agreed between the Transferor Party and the Third Party Purchaser. A Transfer Notice shall, except as hereinafter provided, be irrevocable.

12.4.2 On receipt of the Transfer Notice, the Continuing Party shall have the right to purchase all (but not some only) of the Transfer Shares at the purchase price specified in the Transfer Notice by giving written notice to the Transferor Party within thirty (30) days of receipt of the Transfer Notice (THE ACCEPTANCE PERIOD). The obligations of the Parties to complete such purchase shall be subject to the provisions of Clause 12.4.3.

12.4.3 The Continuing Party shall become bound to purchase the Transfer Shares on giving written notice to the Transferor Party to exercise its rights under Clause 12.4.2. In such event, completion of the sale and purchase of the Transfer Shares shall take place within thirty (30) days after the giving of such notice (or such longer period as may be required to obtain any necessary governmental approvals which shall be applied for on a timely basis).

12.4.4 If the Continuing Party does not exercise its rights of purchase under Clause 9.4.2, the Transferor Party shall be entitled to transfer the Transfer Shares on a bona fide arm's length sale to a Third Party Purchaser at a price being not less than the purchase price specified in the Transfer Notice (after deducting, where appropriate, any dividend or other distribution declared or made after the date of the Transfer Notice and to be retained by the Transferor Party) provided that the completion of the sale and purchase by such Third Party Purchaser shall take place within ninety (90) days of the date of the Transfer Notice (or such longer period as may be required to obtain any necessary governmental approvals).

12.5.1 If a Party desires to sell a Substantial Holding pursuant to this Clause 12.5, a Party may transfer all or any of its holding of shares comprising a Substantial Holding without regard to the restrictions specified in Clause 12.4 provided that the following provisions of this Clause 12.5 are complied with.

12.5.2 If a Party desires to sell a Substantial Holding pursuant to Clause 12.5(the OFFEROR PARTY), such Offeror Party shall give a notice in writing (an OFFER NOTICE) to the other Party that it desires to transfer the Substantial Holding, identifying the price at which it proposes to offer the Substantial Holding to the other Party (the PRESCRIBED PRICE).

12.5.3 On receipt of the Offer Notice, the other Party shall have the right to purchase all (but not some only) of the Substantial Holding at the Prescribed Price by giving written notice to the Offeror Party within thirty
(30) days of receipt of the Offer Notice (the PRESCRIBED PERIOD). The obligations of the Parties to complete such purchase shall be subject to the provisions of Clause 12.5.4;

12.5.4 The other Party shall become bound to purchase the Substantial Holding on giving written notice to the Offeror Party to exercise its rights under Clause 12.5.3. In such event, completion of the sale and purchase of the Substantial Holding shall take place within thirty (30) days after the giving of such notice (or such longer period as may be required to obtain any necessary governmental approvals which shall be applied for on a timely basis).

12.5.5 If the other Party does not exercise its rights of purchase under Clause 12.5.3, the Offeror Party shall have a one hundred and eighty (180) day period (or such longer period as may be required to obtain any necessary governmental approvals) in which to transfer such Substantial Holding at any price not being less than the Prescribed Price (after deducting, where appropriate, any dividend or other distribution declared or made after the date of the Offer Notice and to be retained by the Offeror Shareholder) which transfer shall not be subject to Clause 12.4. If the Offeror Party does not transfer the Substantial Holding at a price not being less than the Prescribed Price within such one hundred and eighty (180) day period (as extended where applicable), then the provisions of Clause 12.5 shall be applicable to any subsequent proposed transfers of a Substantial Holding.

12.6 Nothing in this Clause 12 shall permit a transfer of Shares to any person if, following such transfer, the restructuring of the interests of the Parties pursuant to Clause 14 would be liable to result in the transferee and its Affiliated Companies collectively holding a Participating Interest (as such term is defined in the JOA) of sixty five percent (65%) or more.

12.7 In the event that a proposed transfer involves consideration other than cash or involves other properties included in a wider transaction (package deal) then the Parties shall agree on the cash value of such consideration or on a reasonable and justifiable allocation of cash value. If the Parties are not able to agree on such cash value then the cash value of the consideration will be determined in accordance with procedure specified in Clause 8.6(f) for determining Appraised Market Value.

12.8 Any transfer of Shares permitted by, or made pursuant to, this Clause 12 shall be on terms that:

(i) the transferee has covenanted with the other Party (in a form reasonably acceptable to it) to observe this Agreement and to perform all the obligations of the transferor under this Agreement in respect of the Shares which are the subject of the transfer; and

(ii) upon giving such covenants the transferee shall be treated as a Party for the purposes of this Agreement and the obligations of the transferring
Party in respect of the Shares which are the subject of the transfer shall terminate (save in respect of any antecedent breach).

12.9 For the purposes of this Clause 12, Party shall include ARCO, Triton and any company in their respective Shareholder Group which directly or indirectly owns the Shares, excluding the ultimate parent company of each Party.

DURATION  AND  TERMINATION

13.1 Except as otherwise provided herein, this Agreement shall continue in full force and effect without limit in point of time until the earlier of the following events:

(a)          the  Parties  agree  in  writing to terminate this Agreement; and

(b)          one  Party  acquires  100%  of  the  Shares;  and

(c) an effective resolution is passed or a binding order is made for the winding-up of the Company;

at which point the Agreement will terminate save for any provisions hereof which are expressed to continue in force thereafter.

13.2 Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such termination.

13.3 In addition to any requirements under applicable law, the Parties agree that any decision by the Company to make a voluntary bankruptcy filing shall require the unanimous consent of the Directors.

RESTRUCTURING

14.1 Unless the Parties are prevented pursuant to the PSC or JOA or by any other legal or regulatory provisions, the Parties hereby acknowledge that they will use all reasonable endeavours to restructure their interests in the Company and the Company's interests in the Subsidiaries (whether by liquidation, winding up or otherwise) as soon as possible after the completion of the development phase of the project, as indicated by First Commercial Production, so that the Parties shall, where possible, hold interests directly in CTOC, the PSC, the JOA, the JOCA and any other related agreements and that the entire interest in TOCT (Texas) shall be transferred to and held by Triton or an Affiliated Company of Triton.

14.2 The Parties agree that they shall use all reasonable endeavours to minimise the Tax liabilities of each Party arising out of any such restructuring specified in Clause 14.1.

14.3.1 Subject to Clause 14.3.2, following any restructuring pursuant to this Clause, the Parties agree that they will, where relevant and so far as is legally possible, enter into agreements to give effect to and comply with the provisions of this Agreement, including without limitation the cost recovery provisions of Clause 9.3.

14.3.2 The Parties agree that, following any restructuring pursuant to this Clause, the provisions of Clause 12 shall terminate and shall be superseded in all respects by the relevant provisions of the JOA.

14.4 The Parties agree that the tax partnership established pursuant to Clause 11.1 shall survive any restructuring made pursuant to this Clause 14.

CONFIDENTIAL  INFORMATION

15.1          Each  of  the  Parties  shall:

(a) keep confidential and not disclose to any third parties, other than an Affiliated Company or officers, employees and representatives of a Party or an Affiliated Company, the terms of this Agreement and all information, whether in written or any other form, which has been disclosed to it by or on behalf of the other Party in confidence or which by its nature ought to be regarded as confidential (including, without limitation, any business information in respect of the other Party which is not directly applicable or relevant to the transactions contemplated by this Agreement); and

(b) procure that its Affiliated Companies and its and their officers, employees and representatives keep secret and treat as confidential all such documentation and information.

15.2          Clause  15.1  does  not  apply  to  information:

(a) which shall after the date of this Agreement become published or otherwise generally available to the public, except in consequence of a wilful or negligent act or omission by the other Party in contravention of the obligations in Clause 15.1;

(b) to the extent made available to the recipient Party by a third party who is entitled to divulge such information and who is not under any obligation of confidentiality in respect of such information to the other Party or which has been disclosed under an express statement that it is not confidential;

(c) to the extent required to be disclosed by any applicable law or by any recognised stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the Party making the disclosure is subject, whether or not having the force of law, provided that the Party disclosing the information shall notify the other Party of the information to be disclosed (and of the circumstances in which the disclosure is alleged to be required) as early as reasonably possible, but in no event less than twenty four (24) hours, before such disclosure must be made and shall take all reasonable action to avoid and limit such disclosure;

(d) which has been independently developed by the recipient Party otherwise than in the course of the exercise of that Party's rights under this Agreement or the implementation of this Agreement;

(e) which, in order to perform its obligations under or pursuant to this Agreement, either Party is required to disclose to a third party;

(f) disclosed to any applicable tax authority either to the extent required by a legal obligation or to the extent reasonably required to assist the settlement of the disclosing Party's tax affairs or those of any of its shareholders or any other person under the same control as the disclosing Party;

(g) which the recipient Party can prove was already known to it before its receipt from the disclosing Party;

(h) given to a bona fide prospective purchaser of all or a part of a Party's holding of Shares or Preferred Stock (including a person with whom a Party or an Affiliated Company of such Party is conducting bona fide negotiations directed toward a merger, amalgamation, consolidation or the sale of a majority of its or the Affiliated Company's, as the case may be, shares) provided the provisions of Clause 12 have, where relevant, been complied with; or

(i) given to a bank or other financial institution to the extent appropriate to a Party arranging for funding for its operations; provided that the bank or financial institution is subject to confidentiality undertakings substantially identical to those set forth in this Clause 15.

15.3 The provisions of this Clause 15 shall survive any termination of this Agreement.

RIGHTS  TO  INFORMATION

16.1 The Parties (insofar as they are able) shall cause the Company to permit the Directors to discuss the affairs, finances and accounts of the Company with the officers and other principal executives and Affiliated Companies and the professional advisers of the Party by whom such Directors were nominated.

16.2 At such times as may reasonably be requested, all books, records, accounts and documents relating to the business and the affairs of the Company shall be open to the inspection of the Directors who may make such copies thereof or extracts therefrom as such persons may deem appropriate and pass such information to the officers, principal executives and professional advisers of the relevant Party. Any information secured as a consequence of such discussions and examinations and shared with a Party in accordance with this Clause 16 shall be kept strictly confidential by that Party.

16.3 Each of the Parties shall be entitled to have access to all information and data relating to Petroleum Operations under the PSC provided to the Company.

NOTICES

17.1 Any notice or other communication required to be given or made under or in connection with this Agreement or with any arbitration or intended arbitration under this Agreement shall be given or made.

17.2 Any such notice or other communication shall be in writing and shall be sufficiently given or made if:-

(i) delivered in person during normal business hours on a business day (in the country or state of the recipient's address) and left with an Officer or Director of the relevant Party provided that evidence of receipt is obtained; or

(ii) sent by electronic means of sending messages, including telex or fax, which produces a paper record (TRANSMISSION) during normal business hours on a business day (in the country or state of the recipient's address) charges prepaid;

to the relevant Party at the address set out in this Agreement or such other address as may be substituted therefor by notice.

17.3 Each notice given or made in accordance with Clauses 17.2(i) and 17.2(ii) shall be deemed to have been received:

(i)          in  the  case  of Clause 17.2(i), on the day it was delivered; or
(ii) in the case of Clause 17.2(ii), on the same day it was sent by Transmission.

17.4 The addresses of the Parties for the purposes of Clause 17.2 are as first set forth in this Agreement. It is understood that a Party may at any time change its address for the purposes of Clause 17.2 by written notice to the other Parties.

TRITON  GUARANTOR

18.1 In consideration of ARCO entering into this Agreement, the Triton Guarantor (as principal obligor and not merely as a surety) unconditionally and irrevocably guarantees as a continuing obligation the proper performance by Triton and any Affiliated Company of Triton which becomes a party to this Agreement of all their obligations under or pursuant to this Agreement.

18.2 The Triton Guarantor's liability hereunder shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of, or granting of time or other indulgence to, Triton or any third party, any liquidation, administration, receivership or winding-up of Triton or by any other act or omission or any other events or circumstances whatsoever (whether or not known to Triton, ARCO or the Triton Guarantor) which would or might (but for this Clause) operate to impair or discharge the Triton Guarantor's liability under this guarantee.

ARCO  GUARANTOR

19.1 In consideration of Triton entering into this Agreement, ARCO Guarantor (as principal obligor and not merely as a surety) unconditionally and irrevocably guarantees as a continuing obligation the proper performance by ARCO and any Affiliated Company of ARCO which becomes a party to this Agreement of all their obligations under or pursuant to this Agreement.

19.2 ARCO Guarantor's liability hereunder shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of, or granting of time or other indulgence to, ARCO or any third party, any liquidation, administration, receivership or winding-up of ARCO or by any other act or omission or any other events or circumstances whatsoever (whether or not known to ARCO, Triton or the ARCO Guarantor) which would or might (but for this Clause) operate to impair or discharge the ARCO Guarantor's liability under this guarantee.

GENERAL

20.1 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available by law or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing by law or otherwise. The election of any one or more of such remedies by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other available remedy.

20.2 No announcement of any kind shall be made in respect of this Agreement or the operations of the Company except as otherwise agreed in writing among the Parties or unless required by law or the rules of any stock exchange on which the shares of any Party are listed or other governmental or regulatory body to which any Party is subject, in which case the Party concerned shall take all reasonable steps to obtain the consent of the other Party to the contents of the announcement which consent shall not be unreasonably withheld and the Party making the announcement shall (unless it is not reasonably practicable to do so) give a copy of the text to the other Parties prior to the announcement being released.

20.3 No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

20.4. Each Party shall co-operate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm its rights and the intended purpose of this Agreement.

20.5. Each Party shall bear its own costs and expenses incurred by it in connection with entering into and implementing this Agreement.

20.6. If any term or provision in this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

20.7. Except as specifically provided in this Agreement, in the event of any ambiguity or discrepancy between the provisions of this Agreement (the RELEVANT PROVISIONS) and the Articles, then the Relevant Provisions shall prevail. Accordingly, the Parties shall exercise all voting and other rights and powers available to them so as to give effect to the Relevant Provisions and shall further if necessary procure any required amendment to the Articles provided that the Relevant Provisions and such amendment to the Articles will not contravene Cayman Islands law. If the Relevant Provisions are contrary to the Governing Law, the Parties shall exercise their rights and powers as aforesaid to procure any required amendment to this Agreement.

20.8. Nothing in this Agreement shall be deemed to constitute any Party the agent of any other Party for any purpose.

20.9. This Agreement may be entered into in any number of counterparts, each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

GOVERNING  LAW  AND  APPLICABLE  LAWS

21.1 This Agreement, except as expressly referred to herein, shall be governed by and construed in accordance with English law, excluding any conflict of laws principles which would apply the laws of another jurisdiction.

21.2 The Company and the Subsidiaries shall be subject to all applicable laws, rules and regulations. In this regard, neither the Company, the Subsidiaries nor any person acting for or on their behalf will, in connection with this Agreement, the PSC or the Business, offer, pay or agree to pay, directly or indirectly, any consideration of any nature whatsoever to any official, agent or employee of any government, or to any candidate for political office in any country to influence the act, decision or omission of any such official, agent, employee, political party, political party official or candidate in his or its official capacity which is contrary to, prohibited by or penalised under any law, rule or regulation applicable to the Company, the Subsidiaries or any of their respective shareholders or which would render the Company, the Subsidiaries or any of their respective shareholders (or the Affiliated Companies or any of them) in violation of or subject to liability under any law, rule or regulation applicable to such entity or person, including but not limited to the Foreign Corrupt Practices Act of the United States to the extent it is applicable to any such entity or person. Nothing in this Agreement shall be deemed to be a consent to be subject to the laws or the jurisdiction the United States of America or any state thereof, or any court within the United States of America or any state thereof.

DECISION  DEADLOCK  AND  DISPUTE  RESOLUTION

22.1. It is the intention of the Parties that all decisions on matters associated with the management, operation and functioning of the Company or otherwise involving or affecting the Company shall be made on the basis of a fully informed consensus of the Board of Directors. However, the Parties recognise that the proper management, operation and functioning of the Company will require that decisions be made in a timely manner and that any decision deadlocks be resolved as expeditiously as possible in accordance with a clear and well defined procedure which will ensure that the differing viewpoints on a decision deadlock are heard before a decision is made.

22.2. In the event that the Board of Directors fails to reach agreement on any matter, whether by failure of the Board of Directors to act on any matter properly submitted to the Board for resolution within ninety (90) days of the date such matter was so submitted or by failure of the Board of Directors after consideration of such matter to resolve it by the required vote, then any Director may, upon written notice to the Parties refer such matter (the REFERRED MATTER) for resolution to a senior corporate officer designated by ARCO and a senior corporate officer designated by Triton. Such written notice shall be accompanied by a brief written memorandum or other form of written statement setting out the Referred Matter, the referring Director's position on the Referred Matter, the referring Director's understanding of the position of the Directors who are opposed to his position on the Referred Matter and the referring Director's recommendation on the Referred Matter. Any other Director may also prepare and distribute to the Parties a similar brief written memorandum or other form of written statement.

22.3. The senior corporate officers of the Parties will negotiate as soon as reasonably practicable to attempt to resolve the Referred Matter; and in all cases shall endeavour to resolve the Referred Matter before the Company is required to make a decision under a Block A-18 Agreements.

22.4. If the senior corporate officers of the Parties fail to resolve the Referred Matter, either Party may, at any time after the expiry of thirty (30) calendar days after delivery of the notice required in Clause 22.2, refer the matter to arbitration in accordance with Clause 23.

ARBITRATION

23. The parties irrevocably agree that any disputes in relation hereto shall be submitted to binding arbitration in London conducted in the English language in accordance with the arbitration rules of the International Chamber of Commerce.

                                  SCHEDULE 1

                                  DEFINITIONS

ADDITIONAL  OBLIGATIONS  has  the  meaning  set  out  in  Clause  8.8.

ADDITIONAL TRITON ALLOWABLE AMOUNT means the amount of Additional Triton Sunk Costs and determined as allowable for recovery under clause 5.1(b) or 8.5(b) of the PSC.

ADDITIONAL TRITON SUNK COSTS means costs expended from time to time after the date of this Agreement on Petroleum Operations pursuant to the Liabilities Indemnity.

ADDITIONAL  TRITON  PREFERRED  STOCK  has  the  meaning set out in Clause 8.2.

AFFILIATED COMPANY means, in relation to a company, a holding company or subsidiary of such company or a subsidiary of any holding company of such company for which purposes (and for the purposes of this Agreement generally) a company is a subsidiary of another company, its holding company, if that other company has a shareholding interest entitling that other company to cast more than half of all votes exercisable at every general meeting of shareholders on all issues or if it is a subsidiary of company which is itself a subsidiary of that other company.

ARCO ALLOWABLE AMOUNT means the amount of expenditure incurred by ARCO pursuant to Clause 8.3 and determined as allowable for recovery under clause 5.1(b) or 8.5(b) of the PSC.

ARCO  PREFERRED  STOCK  has  the  meaning  set  out  in  Clause  8.3.

ARTICLES means the articles of association of the Company (as amended by special resolution dated 31 July 1998 and as further amended from time to time hereafter).

BLOCK  A-18  means  the area designated as Block A-18 of the Malaysia-Thailand
Joint  Development  Area.

BLOCK  A-18  AGREEMENTS  means  the  PSC,  the  JOA  and  the  JOCA.

BUSINESS  means  the  business  of  the  Company  as  described in Clause 2.1.

COMPLETION CERTIFICATE shall have the meaning ascribed to it in the Share Purchase Agreement.

CONTRACT  AREA  has  the  meaning  set  out  in  the  PSC.

CTOC  means  Carigali-Triton  Operating  Co.  SDN.BHD, a Malaysia corporation.

EQUITY  DEFICIENCY  has  the  meaning  set  out  in  Clause  8.7.

FIRST  COMMERCIAL  PRODUCTION  has  the  meaning  set  out  in  the  PSC.

GAS  FIELD  has  the  meaning  set  out  in  the  PSC.

INCENTIVE AGREEMENT means the agreement made between the Parties of the same date as this Agreement relating to certain bonus payments payable to the Company.

JOA means the joint operating agreement relating to Block A-18 dated 21 April 1994, as amended from time to time.

JOCA means the agreement dated 21 March 1994 relating to the establishment, management and operation of CTOC, as amended from time to time.

LIABILITIES INDEMNITY means the indemnity given by Triton pursuant to the Share Purchase Agreement.

LIMIT AMOUNT means the amount of U.S.$377 million (in nominal dollars as spent).

PARTIES  means  ARCO  and  Triton  and  PARTY  means  ARCO  or  Triton;

PETROLEUM  OPERATIONS  has  the  meaning  set  out  in  the  PSC.

PREFERRED STOCK means the ARCO Preferred Stock, the Triton Preferred Stock and the Additional Triton Preferred Stock.
PSC means a Production Sharing Contract relating to Block A-18 dated 21 April 1994, as amended from time to time.

RELEVANT  COMPANY  means  either  or  both  of  the  Subsidiaries.

RELEVANT  FORUM  means  any  of  the  following:

(i)          the  Operations  Committee  under  the  PSC;

(ii)          the  Management  Committee  under  the  JOA;

(iii)          the  Board  of  Directors  of  CTOC;  and

(iv) any other body, committee or group established pursuant to any of the Block A-18 Agreements.

SENIOR  MANAGEMENT  POSITIONS  has  the  meaning  set  out  in  the  JOCA.

SHARES  means  Ordinary  Shares  in  the  capital  of  the  Company.

SHAREHOLDER GROUP means, in respect of a Party, the group of companies comprising the Shareholder, its holding company and intermediate subsidiaries of the holding company.

SHARE  PURCHASE  AGREEMENT  has  the  meaning  set  out  in  Recital  (C).

SUBSIDIARIES  has  the  meaning  set  out  in  Recital  (B).

SUBSTANTIAL HOLDING means not less than twenty five percent (25%) of the Shares in issue and outstanding at the relevant time.

SUPPORT ACTIVITIES means activities performed in direct support of the Company which are not allowable for cost recovery under the PSC.

SUPPORT ACTIVITIES BUDGET means a budget for the costs of Support Activities which are to be borne and paid 50% by Triton and 50% by ARCO.

SUPPORT COSTS means the direct costs incurred to conduct Support Activities. It is understood that the costs of personnel in a Shareholder Group performing Support Activities shall be charged on the basis of the actual time to perform such Support Activities and a "manday" rate approved from time to time by the Board of Directors.

TAX or TAXATION means and includes any and all forms of taxation, withholding, duty, levy, or impost imposed by any governmental authority, whether the United States, Malaysia, Thailand or elsewhere and all penalties, charges, costs and interest relating thereto.

TOCT  (TEXAS)  has  the  meaning  set  out  in  Recital  (B).

TOCTJDA  has  the  meaning  set  out  in  Recital  (B).

TRITON ALLOWABLE AMOUNT means the amount of the Triton Sunk Costs incurred by Triton in respect of Petroleum Operations prior to the date of this Agreement (including those not actually paid until after the date of this Agreement) and determined as allowable for recovery under Clause 5.1(b) or 8.5(b) of the PSC.

TRITON  PREFERRED  STOCK  has  the  meaning  set  out  in  Clause  8.1.

TRITON  SUNK  COSTS  has  the  meaning  set  out  in  Clause  8.1.

                                  SCHEDULE 2

                       REPRESENTATION IN RELEVANT FORUM

1. OPERATIONS COMMITTEE UNDER PSC (CLAUSE 4.2 PSC, CLAUSE 19 JOCA) Rules relating to appointment:

(a) where one Party has appointed an individual as the representative of CTOC on the Operations Committee, the other Party is entitled to nominate the representative of the Contractors on the Operations Committee;

(b) the effect of this is that, at any given time, of the four representatives on the Operations Committee which are allocated to the Contractors and the Operator, there will be two appointed by Carigali, one appointed by Triton and one appointed by ARCO.

2.          MANAGEMENT  COMMITTEE  UNDER  JOA

Rules  of  appointment:

(a) where one Party has the right to nominate the General Manager of TOCTJDA, that Party will also have the right to appoint the primary representative and the other Party will have the right to appoint the alternate;

(b) where neither Party has the right to appoint the General Manager of CTOC under the JOCA and one Party has the right to nominate the General Manager of TOCTJDA, the Party that does not have the right to nominate the General Manager of TOCTJDA will have the right to appoint the primary representative and the other Party will have the right to appoint the alternate.

(c) the parties will do all they can to ensure that the alternate is entitled to attend meetings (including being invited along as a technical advisor, if necessary).

3. BOARD OF DIRECTORS OF CTOC (SECTION III CLAUSE 15 OF JOCA) Rules of appointment:

(a) ARCO will have the right to appoint one Director and Triton will have the right to appoint one Director;

(b) the effect of this is that, at any given time, of the four Directors, there will be two appointed by Carigali, one appointed by Triton and one appointed by ARCO.


SIGNED  by                                      )
for  and  on  behalf  of  TRITON  ASIA          )
HOLDINGS,  INC.                                 )

SIGNED  by                                      )
for  and  on  behalf  of  ARCO                  )
JDA  LIMITED                                    )

SIGNED  by                                      )
for  and  on  behalf  of                        )
TRITON  ENERGY  LIMITED                         )

SIGNED  by                                      )
for  and  on  behalf  of                        )
ATLANTIC  RICHFIELD                             )
COMPANY                                         )


                                    JOINDER

TRITON INTERNATIONAL OIL CORPORATION, a company incorporated under the laws of the Cayman Islands, whose principal place of business is at Caledonian House, Mary Street, P.O. Box 1044, George Town, Grand Cayman, the Cayman Islands, hereby joins this Agreement for the limited purpose of agreeing to be bound, and does hereby agree to be bound, by the provisions of Clauses 8.6, 8.7 and
8.8  of  this  Agreement.


SIGNED  by                                )
for  and  on  behalf  of  TRITON          )
INTERNATIONAL  OIL                        )
CORPORATION                               )